2Q 2023 Strategic & Financial Highlights Brian X. Tierney, President & CEO K. Jon Taylor, SVP & CFO

Forward-Looking Statements 2 Forward-Looking Statements: This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation, and similar proceedings, particularly regarding HB 6 related matters, including risks associated with obtaining dismissal of the derivative shareholder lawsuits; changes in national and regional economic conditions, including recession, inflationary pressure, supply chain disruptions, higher energy costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; weather conditions, such as temperature variations and severe weather conditions, or other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity, cybersecurity, and climate change; the risks associated with cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to accomplish or realize anticipated benefits from our FE Forward initiative and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our transmission and distribution investment plans, executing on our rate filing strategy, controlling costs, greenhouse gas reduction goals, improving our credit metrics, growing earnings, strengthening our balance sheet, and satisfying the conditions necessary to close the sale of additional membership interests of FirstEnergy Transmission, LLC; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations, and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; changes to environmental laws and regulations, including but not limited to those related to climate change; changes in customers’ demand for power, including but not limited to, economic conditions, the impact of climate change or energy efficiency and peak demand reduction mandates; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our Securities and Exchange Commission (“SEC”) filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s filings with the SEC, including, but not limited to, the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Forward-looking and other statements regarding our climate strategy, including our greenhouse gas emission reduction goals, are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current and forward-looking statements regarding climate matters, including greenhouse gas emissions, may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve and assumptions that are subject to change in the future. Strategic & Financial Highlights - Published August 1, 2023

Non-GAAP Financial Matters 3 This presentation contains references to non-GAAP financial measures including, among others, Operating earnings (loss), Operating earnings (loss) per share (“EPS”), and Operating EPS by segment, and presents the impact of special items on the following measures, Total revenues, Total operating expenses, Total other expense, and Earnings (loss) attributable to FirstEnergy Corp. Generally, a non- GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Certain financial measures, including Operating earnings (loss), Operating EPS, and Operating EPS by segment are not calculated in accordance with GAAP to the extent they exclude the impact of “special items.” Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Management cannot estimate on a forward-looking basis the impact of these items in the context of Operating earnings guidance and long-term annual Operating EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. Consequently, the Company is unable to reconcile Operating earnings guidance and long-term annual Operating EPS growth projections to a GAAP measure without unreasonable effort. Basic (GAAP) EPS and Operating EPS and Basic (GAAP) EPS and Operating EPS for each segment are calculated by dividing Operating earnings (loss), which excludes special items as discussed above, for the periods presented by 571 million shares for the second quarter, first six months, and full year 2022, 573 million shares for the second quarter, first six months, and third quarter of 2023, and 574 million shares for full year 2023. Intercompany interest expense/income between RT and Corp/Other associated with the proceeds from the FET 19.9% minority interest transaction received on May 31, 2022, has been eliminated for segment reporting purposes as a special item in the second quarter and first six months of 2022, which is consistent with the methodology used in 4Q 2022 and Full Year 2022 reporting. Management uses non-GAAP financial measures such as Operating earnings (loss), and Operating EPS to evaluate the Company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating EPS by segment to further evaluate the Company’s performance by segment and references this non-GAAP financial measure in its decision-making. Management believes that the non-GAAP financial measures of Operating earnings (loss), Operating EPS, and Operating EPS by segment, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the Company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the Company’s peer group. All of these non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FE has provided, where possible without unreasonable effort, quantitative reconciliations within this presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Strategic & Financial Highlights - Published August 1, 2023

Focus of Today’s Call ■ Strengthened balance sheet and strong platform for a bright future ■ Focused on positive engagement with key stakeholders to best serve customers ■ Reaffirming targeted long-term annual Operating EPS growth rate of 6-8%(1) 4 Strategic & Financial Highlights - Published August 1, 2023 ■ Strong financial results despite continued mild temperatures ■ Reaffirming 2023 Operating Earnings Guidance of $2.44-$2.64/sh(1) ■ Active regulatory calendar remains on track Brian X. Tierney – President and Chief Executive Officer K. Jon Taylor – Senior Vice President, Chief Financial Officer (1) The amount and timing of items impacting comparability makes a detailed reconciliation of forward-looking non-GAAP financial measures impracticable. Please see slide 3 for more information.

Strategic & Financial Highlights - Published August 1, 20235 $0.41 $0.47 $0.33 $0.53 GAAP EPS Operating EPS Second Quarter $0.92 $1.06 $0.83 $1.12 GAAP EPS Operating EPS YTD June 2023 2022 Financial Overview Reaffirming 2023 and long-term goals Long-Term Guidance2023 vs 2022 Results Providing 3Q23 Operating Earnings Guidance of $0.80-$0.90/sh Reaffirming 2023 Operating Earnings Guidance of $2.44-$2.64/sh ~7% 2024 & 2025 Annual Rate Base Growth Targeted 6-8% Annual Operating EPS Growth ~$18B Investment Plan 2021-2025 60-70% Targeted Dividend Payout Ratio 14-15% FFO/Debt Target No Equity Needs: Except SIP/DRIP ≤~$100M/yr 2023 Operating Earnings Guidance Expect to resume dividend growth in 4Q23, subject to Board approval

Our Bright Future 6 Strategic & Financial Highlights - Published August 1, 2023 Positive Engagement with Key Stakeholders Employees and Union Leadership State Commissions and Governors Customers Investors Rating Agencies Management and Key New Hires Workforce Regulatory Environment Electric Grid Balance Sheet Skilled, engaged, and dedicated Constructive and customer-focused Investments for reliability, resiliency, and supportive of energy transition Strengthened to support organic growth Indicators for Success

Delivering **Financial Results**

2Q 2023 Earnings Summary

2Q23 GAAP Earnings

$0.41 per share (vs. $0.33 per share in 2Q22)

- 2Q 2023 results include ($0.06) of special items, including Debt-related costs ($0.05), Enhanced employee retirement and other related costs ($0.04), Investigation and other related costs (0.03), and Mark-to-market adjustments-Pension/OPEB actuarial assumptions +$0.06

2Q23 Operating Earnings

$0.47 per share (vs. $0.53 per share in 2Q22)

- 2Q 2023 results in the upper end of 2Q guidance range of $0.40-$0.50/sh
- Includes ($0.06) per share of lower earnings associated with weather-related distribution sales (-$0.05 vs normal)

Quarter-over-Quarter Operating EPS Summary



$0.53
RD: $0.36
RT: $0.21
Corp: ($0.04)
$0.06
Continued formula investments
$0.09
Lower labor & benefits, vegetation mgmt, bad debt, and corporate expenses
($0.02)
Financing Plan:
RD: -$0.03
RT: -$0.02
Corp: +$0.02
Other Expenses
Corp: +$0.01
($0.08)
RD: -$0.07
Corp: -$0.01
($0.07)
Weather: -$0.06
Weather-adj. demand: -$0.01
($0.04)
Lower EPS contribution
($0.05 2Q23 vs. $0.09 2Q22)
$0.47
RD: $0.28
RT: $0.23
Corp: ($0.04)
2Q22 Operating EPS
Rates & Investments
O&M
Financing Plan & Other
Pension/ OPEB
Customer Demand
Signal Peak
2Q23 Operating EPS

Note: Reconciliations between GAAP and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement section of the Strategic & Financial Highlights

Our focus on efficient operations and financial discipline allowed us to deliver operating results in upper range of 2Q guidance

7

Strategic & Financial Highlights - Published August 1, 2023

FirstEnergy

Delivering **Financial Results**

YTD June 2023 Earnings Summary

YTD GAAP Earnings

$0.92 per share (vs. $0.83 per share in YTD 22)

- YTD 2023 results include ($0.14) of special items, including FE Forward cost to achieve ($0.06), Debt-related costs ($0.05), Enhanced Employee Retirement and other related costs ($0.04), Investigation and other related costs ($0.04), Regulatory charges ($0.01), and Mark-to-market adjustments-Pension/OPEB actuarial assumptions +$0.06

YTD Operating Earnings

$1.06 per share (vs. $1.12 per share in YTD 22)

- Operating results reflect continued focus on efficient operations and financial discipline
- Includes ($0.18) per share of lower earnings associated with weather-related distribution sales (-$0.16 vs normal)



Year-over-Year Operating EPS Summary
$1.12
RD: $0.84
RT: $0.43
Corp: ($0.15)
YTD22 Operating EPS
$0.09
Continued formula investments
Rates & Investments
$0.13
Lower labor & benefits, vegetation mgmt, bad debt, and corporate expenses
O&M
($0.01)
Financing Plan
RD: -$0.04
RT: -$0.05
Corp: +$0.05
Other Expenses
RD: +$0.03
Financing Plan & Other
($0.16)
RD: -$0.13
Corp: -$0.03
Pension/ OPEB
($0.13)
Weather: -$0.18
Weather-adj. demand: +$0.02
Rate Adj.:+$0.03
Customer Demand
$0.02
Higher EPS contribution ($0.13 YTD23 vs. $0.11 YTD22)
Signal Peak
$1.06
RD: $0.71
RT: $0.44
Corp: ($0.09)
YTD23 Operating EPS

Note: Reconciliations between GAAP and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement section of the Strategic & Financial Highlights

8 Strategic & Financial Highlights - Published August 1, 2023

FirstEnergy

Reaffirming **2023 Operating Earnings Guidance**: $2.44 - $2.64/sh

Focused on meeting our financial commitments despite unprecedented weather impacts

$2.54 (midpoint)



$1.63
$0.88
$0.03

2023F
Original EPS Midpoint
(574M shares)

Key Segment Drivers

RD	RT	Corp	
−			Customer Demand (Weather -$0.16, Weather-adj usage +$0.02)
+			Operating expenses (incl. O&M)
		+	Bridge Financing (Pension/OPEB +, Interest expense -)
		−	Signal Peak
		+	Effective Tax Rate

No change to segment ranges	
RD	$1.57-$1.69
RT	$0.87-$0.89
Corp	$0.00-$0.06
FE	$2.44-$2.64

$2.54 (midpoint)



$1.63
$0.88
$0.03

2023F
Reaffirmed EPS Midpoint
(574M shares)

Expectations for 2H23:

- **Operating expenses**
  - Increased productivity
  - Voluntary early retirement and involuntary separation programs
  - Corporate facilities & sponsorships
  - Lower bad debt expense
- **Cost-effective bridge financing**
  - $1.5B convertible debt issuance (4% coupon) deployed to be EPS accretive and support the balance sheet

	Amount	Rate
Pension funding	$750M	8.0%
Revolver borrowings	$500M	~7%
FE Corp. long-term debt	$230M	7.375%
Total net proceeds	**$1,480M**	

- **Effective Tax Rate**
  - Anticipate ETR closer to 17%, resulting from expected use of state NOL carryforwards

9 Strategic & Financial Highlights - Published August 1, 2023

FirstEnergy

Executing on Our **Regulatory Strategy**


NJ (Filed 3/16)
MD (Filed 3/22)
WV (Filed 5/31)
OH (May)
PA (1Q24)
2023
Base Rate Case Filings
J F M A M J J A S O N D
Additional Filings
2024
Base Rate Case Filings
J F M A M J J A
NJ: Plan to file IIP in summer 2023
PA: Plan to file LTIIP in summer 2024
PA / VA / FERC: FET 30% Interest Sale (Filed for approval: FERC/PA on 5/5, VA on 5/12)
OH: Filed ESP V on 4/5 (ESP IV expires 5/31/2024)
MD: Filed second phase of EDIS with base rate case on 3/22
PA: Filed application to consolidate PA operating companies on 3/6

See 2023 Regulatory Calendar on slide 26 for additional regulatory details

See the Regulatory Corner section of our IR website

10 Strategic & Financial Highlights - Published August 1, 2023

FirstEnergy

Earnings Supplement to the Financial Community Strategic & Financial Highlights - Published August 1, 2023 12. 2Q Earnings Summary and Reconciliation 13. 2Q Earnings Drivers by Segment 14. YTD Earnings Summary and Reconciliation 15. YTD Earnings Drivers by Segment 16. Special Items Descriptions 17. 2Q 2023 Earnings Results 18. 2Q 2022 Earnings Results 19. Quarter-over-Quarter Earnings Comparison 20. YTD 2023 Earnings Results 21. YTD 2022 Earnings Results 22. Year-over-Year Earnings Comparison TABLE OF CONTENTS (Slide) Irene M. Prezelj Vice President, IR & Communications prezelji@firstenergycorp.com 330.384.3859 Gina E. Caskey Director, IR & Corporate Responsibility caskeyg@firstenergycorp.com 330.761.4185 Jake M. Mackin Manager, IR mackinj@firstenergycorp.com 330.384.4829 11

Quarterly Summary

	2Q 2023	2Q 2022	Change
GAAP Earnings Per Basic Share	**$0.41**	**$0.33**	**$0.08**
Special Items	$0.06	$0.20	$(0.14)
Operating (Non-GAAP) Earnings Per Share	**$0.47**	**$0.53**	**$(0.06)**

Quarterly Reconciliation

EPS Variance Analysis (in millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
2Q 2022 Earnings (Loss) Attributable to FirstEnergy Corp. (GAAP)	**$202**	**$123**	**$(138)**	**$187**
2Q 2022 Basic Earnings (Loss) Per Share (avg. shares outstanding 571M)	**$0.35**	**$0.22**	**$(0.24)**	**$0.33**
Special Items - 2022				
Debt-related costs	—	—	0.17	0.17
FE Forward costs to achieve	0.01	—	—	0.01
Elimination of intersegment interest on FET proceeds	—	(0.01)	0.01	—
Investigation and other related costs	—	—	0.02	0.02
Total Special Items - 2Q 2022	0.01	(0.01)	0.20	0.20
2Q 2022 Operating Earnings (Loss) Per Share - Non-GAAP	**$0.36**	**$0.21**	**$(0.04)**	**$0.53**
Rates & Investments	0.02	0.04	—	0.06
Customer Demand	(0.07)	—	—	(0.07)
O&M	0.07	—	0.02	0.09
Pension/OPEB	(0.07)	—	(0.01)	(0.08)
Financing Plan (including dilution from FET 19.9% interest sale)	(0.03)	(0.02)	0.02	(0.03)
Signal Peak	—	—	(0.04)	(0.04)
Other	—	—	0.01	0.01
2Q 2023 Operating Earnings (Loss) Per Share - Non-GAAP	**$0.28**	**$0.23**	**$(0.04)**	**$0.47**
Special Items - 2023				
Debt-related costs	—	—	(0.05)	(0.05)
Enhanced employee retirement and other related costs	(0.04)	—	—	(0.04)
Investigation and other related costs	—	—	(0.03)	(0.03)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	0.07	—	(0.01)	0.06
Total Special Items - 2Q 2023	0.03	—	(0.09)	(0.06)
2Q 2023 Basic Earnings (Loss) Per Share (avg. shares outstanding 573M)	**$0.31**	**$0.23**	**$(0.13)**	**$0.41**
2Q 2023 Earnings (Loss) Attributable to FirstEnergy Corp. (GAAP)	**$177**	**$134**	**$(76)**	**$235**

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the second quarter of 2023 and 2022.

Note: Refer to slide 3 for information on Non-GAAP Financial Matters.

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Strategic & Financial Highlights - Published August 1, 2023

FirstEnergy

Earnings Drivers: 2Q 2023 vs. 2Q 2022 Regulated Distribution (RD) ▪ Rates & Investments +$0.02: Higher revenues from formula rate investment programs in Pennsylvania, West Virginia, and Maryland, as well as lower Ohio rate credits ▪ Customer demand ($0.07): Primarily due to lower weather-related demand ($0.06) and lower weather-adjusted load ($0.01) ▪ O&M +$0.07: Primarily due to lower bad debt expense, vegetation management spend, planned generation outage spend, and labor and benefit costs ▪ Pension/OPEB ($0.07): Primarily due to lower investment balances and higher interest costs ▪ Financing Plan ($0.03): Primarily due to higher long-term debt from new issuances since June 2022 ▪ Special Items: In 2Q23 and 2Q22, special items totaled ($0.03) and $0.01 per share, respectively Regulated Transmission (RT) ▪ Rates & Investments +$0.04: Primarily due to continued formula rate base growth from the Energizing the Future investment program ▪ Financing Plan ($0.02): Due to the impact of the FET 19.9% interest sale, which closed on 5/31/2022 ▪ Special Items: In 2Q23 and 2Q22, special items totaled $0.00 and ($0.01) per share, respectively Corporate / Other (Corp) ▪ O&M +$0.02: Primarily due to lower sponsorships, advertising, and other corporate expenses ▪ Pension/OPEB ($0.01): Primarily due to lower investment balances and higher interest costs ▪ Financing Plan +$0.02: Primarily due to lower interest expense from FE Corp. holding company long-term debt redemptions in 2022 and 2023, partially offset by the FE Corp. convertible debt issuance in May 2023 ▪ Signal Peak ($0.04): Lower earnings from 33% investment in Signal Peak ▪ Other +$0.01: Primarily due to investment returns from corporate-owned life insurance policies, partially offset by lower discrete income tax benefits ▪ Special Items: In 2Q23 and 2Q22, special items totaled $0.09 and $0.20 per share, respectively (2.4)% (3.1)% 1.3% (1.1)% Residential Commercial* Industrial Total Q-o-Q Weather-Adjusted Distribution Deliveries Q-o-Q Actual Distribution Deliveries (10.8)% (6.4)% 1.3% (4.9)% Residential Commercial* Industrial Total *Commercial includes street lighting. Strategic & Financial Highlights - Published August 1, 202313

YTD June Summary

	2023	2022	Change
GAAP Earnings Per Basic Share	**$0.92**	**$0.83**	**$0.09**
Special Items	$0.14	$0.29	$(0.15)
Operating (Non-GAAP) Earnings Per Share	**$1.06**	**$1.12**	**$(0.06)**

YTD June Reconciliation

EPS Variance Analysis (in millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
2022 Earnings (Loss) Attributable to FirstEnergy Corp. (GAAP)	**$467**	**$248**	**$(240)**	**$475**
2022 Basic Earnings (Loss) Per Share (avg. shares outstanding 571M)	**$0.82**	**$0.44**	**$(0.43)**	**$0.83**
Special Items - 2022				
Debt-related costs	—	—	0.23	0.23
FE Forward costs to achieve	0.01	—	—	0.01
Elimination of intersegment interest on FET proceeds	—	(0.01)	0.01	—
Investigation and other related costs	—	—	0.03	0.03
Regulatory charges	0.01	—	—	0.01
Strategic transaction charges	—	—	0.01	0.01
Total Special Items - 2022	0.02	(0.01)	0.28	0.29
2022 Operating Earnings (Loss) Per Share - Non-GAAP	**$0.84**	**0.43**	**$(0.15)**	**$1.12**
Rates & Investments	0.03	0.06	—	0.09
Customer demand	(0.13)	—	—	(0.13)
O&M	0.11	—	0.02	0.13
Pension/OPEB	(0.13)	—	(0.03)	(0.16)
Financing Plan (including dilution from FET 19.9% interest sale)	(0.04)	(0.05)	0.05	(0.04)
Signal Peak	—	—	0.02	0.02
Other	0.03	—	—	0.03
2023 Operating Earnings (Loss) Per Share - Non-GAAP	**$0.71**	**0.44**	**$(0.09)**	**$1.06**
Special Items - 2023				
Debt-related costs	—	—	(0.05)	(0.05)
Enhanced Employee Retirement and other related costs	(0.04)	—	—	(0.04)
FE Forward cost to achieve	(0.02)	—	(0.04)	(0.06)
Investigation and other related costs	—	—	(0.04)	(0.04)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	0.07	—	(0.01)	0.06
Regulatory charges	—	(0.01)	—	(0.01)
Total Special Items - 2023	0.01	(0.01)	(0.14)	(0.14)
2023 Basic Earnings (Loss) Per Share (avg. shares outstanding 573M)	**$0.72**	**$0.43**	**$(0.23)**	**$0.92**
2023 Earnings (Loss) Attributable to FirstEnergy Corp. (GAAP)	**$413**	**$248**	**$(134)**	**$527**

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in 2023 and 2022.

Note: Refer to slide 3 for information on Non-GAAP Financial Matters.

14

Strategic & Financial Highlights - Published August 1, 2023

FirstEnergy

Earnings Drivers:YTD June 2023 vs. YTD June 2022 Regulated Distribution (RD) ▪ Rates & Investments +$0.03: Higher revenues from formula rate investment programs in Ohio, Pennsylvania, West Virginia, and Maryland, as well as lower Ohio rate credits ▪ Customer demand ($0.13): Primarily due to lower weather-related demand ($0.18), partially offset by higher weather-adjusted load (+$0.02) and certain rate adjustments associated with demand (+$0.03) ▪ O&M +$0.11: Primarily due to lower vegetation management spend, bad debt expense, labor and employee benefits, and planned generation outage spend ▪ Pension/OPEB ($0.13): Primarily due to lower investment balances and higher interest costs ▪ Financing Plan ($0.04): Higher long-term debt from new issuances since June 2022 as well as higher short-term borrowings ▪ Other +$0.03: Higher other investment and miscellaneous income ▪ Special Items: In YTD23 and YTD22, special items totaled ($0.01) and $0.02 per share, respectively Regulated Transmission (RT) ▪ Rates & Investments +$0.06: Primarily due to continued formula rate base growth from the Energizing the Future investment program ▪ Financing Plan ($0.05): Due to the impact of the FET 19.9% interest sale, which closed on 5/31/2022 ▪ Special Items: In YTD23 and YTD22, special items totaled $0.01 and ($0.01) per share, respectively Corporate / Other (Corp) ▪ O&M +$0.02: Primarily due to lower sponsorships, advertising, and other corporate expenses ▪ Pension/OPEB ($0.03): Primarily due to lower investment balances and higher interest costs ▪ Financing Plan +$0.05: Primarily due to lower interest expense from FE Corp. holding company long-term debt redemptions in 2022 and 2023, partially offset by the FE Corp. convertible debt issuance in May 2023 ▪ Signal Peak +$0.02: Higher earnings from 33% investment in Signal Peak ▪ Special Items: In YTD23 and YTD22, special items totaled $0.14 and $0.28 per share, respectively 2.0% (0.7)% 0.4% 0.7% Residential Commercial* Industrial Total Y-o-Y Weather-Adjusted Distribution Deliveries Y-o-Y Actual Distribution Deliveries (9.4)% (6.7)% 0.4% (5.1)% Residential Commercial* Industrial Total *Commercial includes street lighting. Strategic & Financial Highlights - Published August 1, 202315

Special Items Descriptions ▪ Debt-related costs: Primarily reflects costs associated with the redemption and early retirement of debt. ▪ Elimination of intersegment interest on FET proceeds: Intercompany interest expense/income between RT and Corp/Other associated with the proceeds from the FET 19.9% minority interest transaction received on May 31, 2022, has been eliminated for segment reporting purposes as a special item in the second quarter and first six months of 2022. This is consistent with the methodology used in 4Q 2022 and Full Year 2022 reporting. ▪ Enhanced employee retirement and other related costs: Primarily reflects transition and benefit costs associated with the Company's voluntary retirement program and involuntary separations. ▪ Exit of generation: Primarily reflects charges resulting from the exit of competitive operations. ▪ FE Forward cost to achieve: Primarily reflects the termination charge associated with exiting certain sporting sponsorship agreements and certain advisory and other costs incurred to transform the Company for the future. ▪ Investigation and other related costs: Primarily reflects the litigation settlements and reserves, and legal and advisory expenses related to the government investigations. ▪ Mark-to-market adjustments - Pension/OPEB actuarial assumptions: Reflects the change in fair value of plan assets and net actuarial gains and losses associated with the Company's pension and other post-employment benefit plans. The voluntary $750M contribution to the qualified pension plan triggered a remeasurement during 2Q23. ▪ Regulatory charges: Primarily reflects the impact of regulatory agreements, proceedings, audits, concessions or orders requiring certain commitments, refunds, and/or disallowing the recoverability of costs, net of related credits. ▪ State tax legislative changes: Primarily reflects charges resulting from state tax legislative changes. ▪ Strategic transaction charges: Primarily reflects the net tax charges associated with the FET interest sales. Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating, the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Strategic & Financial Highlights - Published August 1, 202316

2nd Quarter 2023 (in millions, except for per share amounts) GAAP Special Items Operating (Non-GAAP) RD RT Corp FE RD RT Corp FE RD RT Corp FE (1) Electric sales $ 2,482 $ 518 $ (43) $ 2,957 $ — $ — $ — $ — $ 2,482 $ 518 $ (43) $ 2,957 (2) Other 60 2 (13) 49 — — — — 60 2 (13) 49 (3) Total Revenues 2,542 520 (56) 3,006 — — — — 2,542 520 (56) 3,006 (4) Fuel 140 — — 140 — — — — 140 — — 140 (5) Purchased power 889 — 5 894 — — — — 889 — 5 894 (6) Other operating expenses 823 122 (60) 885 (28) (b)(c)(f) — (18) (c)(d) (46) 795 122 (78) 839 (7) Provision for depreciation 255 88 18 361 (2) (c) — — (2) 253 88 18 359 (8) Deferral of regulatory assets, net (34) 1 — (33) — — — — (34) 1 — (33) (9) General taxes 201 67 10 278 — — — — 201 67 10 278 (10) Total Operating Expenses 2,274 278 (27) 2,525 (30) — (18) (48) 2,244 278 (45) 2,477 (11) Debt redemption costs — — (36) (36) — — 36 (a) 36 — — — — (12) Equity method investment earnings — — 35 35 — — — — — — 35 35 (13) Miscellaneous income, net 36 — 7 43 6 (b) — — 6 42 — 7 49 (14) Pension and OPEB mark-to-market adjustment 57 7 (5) 59 (57) (e) — 5 (e) (52) — 7 — 7 (15) Interest expense (151) (61) (64) (276) — — — — (151) (61) (64) (276) (16) Capitalized financing costs 11 11 — 22 — — — — 11 11 — 22 (17) Total Other Expense (47) (43) (63) (153) (51) — 41 (10) (98) (43) (22) (163) (18) Income taxes (benefits) 44 46 (16) 74 (6) (b)(c)(e)(f) — 12 (a)(c-e) 6 38 46 (4) 80 (19) Income attributable to noncontrolling interest — 19 — 19 — — — — — 19 — 19 (20) Earnings (Loss) Attributable to FirstEnergy Corp. $ 177 $ 134 $ (76) $ 235 $ (15) $ — $ 47 $ 32 $ 162 $ 134 $ (29) $ 267 (21) Average Shares Outstanding 573 573 573 (22) Earnings (Loss) per Share $ 0.31 $ 0.23 $ (0.13) $ 0.41 $ (0.03) $ — $ 0.09 $ 0.06 $ 0.28 $ 0.23 $ (0.04) $ 0.47 Special Items (after-tax impact): (a) Debt-Related costs $ — $ — $ 29 $ 29 (b) Enhanced employee retirement and other related costs 20 — — 20 (c) FE Forward cost to achieve 6 — 1 7 (d) Investigation and other related costs — — 13 13 (e) Mark-to-market adjustments - Pension/OPEB actuarial assumptions (42) — 4 (38) (f) Regulatory charges 1 — — 1 Impact to Earnings $ (15) $ — $ 47 $ 32 Strategic & Financial Highlights - Published August 1, 202317

2nd Quarter 2022 (in millions, except for per share amounts) GAAP Special Items Operating (Non-GAAP) RD RT Corp FE RD RT Corp FE RD RT Corp FE (1) Electric sales $ 2,374 $ 440 $ (37) $ 2,777 $ — $ 1 (f) $ — $ 1 $ 2,374 $ 441 $ (37) $ 2,778 (2) Other 52 1 (12) 41 — — — — 52 1 (12) 41 (3) Total Revenues 2,426 441 (49) 2,818 — 1 — 1 2,426 442 (49) 2,819 (4) Fuel 190 — — 190 — — — — 190 — — 190 (5) Purchased power 797 — 5 802 — — — — 797 — 5 802 (6) Other operating expenses 850 91 (45) 896 (5) (d) — (17) (c-e) (22) 845 91 (62) 874 (7) Provision for depreciation 242 87 19 348 — — — — 242 87 19 348 (8) Deferral of regulatory assets, net (127) (2) — (129) (1) (f) — — (1) (128) (2) — (130) (9) General taxes 192 61 11 264 — — — — 192 61 11 264 (10) Total Operating Expenses 2,144 237 (10) 2,371 (6) — (17) (23) 2,138 237 (27) 2,348 (11) Debt redemption costs — — (118) (118) — — 118 (a) 118 — — — — (12) Equity method investment earnings — — 65 65 — — — — — — 65 65 (13) Miscellaneous income, net 94 7 (6) 95 — — — — 94 7 (6) 95 (14) Interest expense (128) (55) (82) (265) — (3) (b) 8 (a)(b) 5 (128) (58) (74) (260) (15) Capitalized financing costs 6 11 — 17 — — — — 6 11 — 17 (16) Total Other Expense (28) (37) (141) (206) — (3) 126 123 (28) (40) (15) (83) (17) Income taxes (benefits) 52 39 (42) 49 3 (d)(f) (1) (b)(f) 30 (a-e) 32 55 38 (12) 81 (18) Income attributable to noncontrolling interest — 5 — 5 — — — — — 5 — 5 (19) Earnings (Loss) Attributable to FirstEnergy Corp. $ 202 $ 123 $ (138) $ 187 $ 3 $ (1) $ 113 $ 115 $ 205 $ 122 $ (25) $ 302 (20) Average Shares Outstanding 571 571 571 (21) Earnings (Loss) per Share $ 0.35 $ 0.22 $ (0.24) $ 0.33 $ 0.01 $ (0.01) $ 0.20 $ 0.20 $ 0.36 $ 0.21 $ (0.04) $ 0.53 Special Items (after-tax impact): (a) Debt-Related costs $ — $ — $ 97 $ 97 (b) Elimination of intersegment interest on FET proceeds — (2) 2 — (c) Exit of generation — — 3 3 (d) FE Forward cost to achieve 3 — 1 4 (e) Investigation and other related costs — — 10 10 (f) Regulatory charges — 1 — 1 Impact to Earnings $ 3 $ (1) $ 113 $ 115 Strategic & Financial Highlights - Published August 1, 202318

2nd Quarter 2023 vs 2nd Quarter 2022

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 108	$ 78	$ (6)	$ 180	$ —	$ (1)	$ —	$ (1)				
(2)	Other	8	1	(1)	8	—	—	—	—				
(3)	Total Revenues	116	79	(7)	188	—	(1)	—	(1)	116	78	(7)	187
(4)	Fuel	(50)	—	—	(50)	—	—	—	—				
(5)	Purchased power	92	—	—	92	—	—	—	—				
(6)	Other operating expenses	(27)	31	(15)	(11)	(23)	—	(1)	(24)				
(7)	Provision for depreciation	13	1	(1)	13	(2)	—	—	(2)				
(8)	Deferral of regulatory assets, net	93	3	—	96	1	—	—	1				
(9)	General taxes	9	6	(1)	14	—	—	—	—				
(10)	Total Operating Expenses	130	41	(17)	154	(24)	—	(1)	(25)	106	41	(18)	129
(11)	Debt redemption costs	—	—	82	82	—	—	(82)	(82)				
(12)	Equity method investment earnings	—	—	(30)	(30)	—	—	—	—				
(13)	Miscellaneous income, net	(58)	(7)	13	(52)	6	—	—	6				
(14)	Pension and OPEB mark-to-market adjustment	57	7	(5)	59	(57)	—	5	(52)				
(15)	Interest expense	(23)	(6)	18	(11)	—	3	(8)	(5)				
(16)	Capitalized financing costs	5	—	—	5	—	—	—	—				
(17)	Total Other Expense	(19)	(6)	78	53	(51)	3	(85)	(133)	(70)	(3)	(7)	(80)
(18)	Income taxes (benefits)	(8)	7	26	25	(9)	1	(18)	(26)				
(19)	Income attributable to noncontrolling interest	—	14	—	14	—	—	—	—				
(20)	Earnings (Loss) Attributable to FirstEnergy Corp.	$ (25)	$ 11	$ 62	$ 48	$ (18)	$ 1	$ (66)	$ (83)	$ (43)	$ 12	$ (4)	$ (35)
(21)	Average Shares Outstanding		2				2				2		
(22)	Earnings (Loss) per Share	$ (0.04)	$ 0.01	$ 0.11	$ 0.08	$ (0.04)	$ 0.01	$ (0.11)	$ (0.14)	$ (0.08)	$ 0.02	$ —	$ (0.06)

19 Strategic & Financial Highlights - Published August 1, 2023
FirstEnergy

YTD June 2023

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 5,254	$ 978	$ (86)	$ 6,146	$ —	$ 7 (g)	$ —	$ 7				
(2)	Other	114	3	(26)	91	—	—	—	—				
(3)	Total Revenues	5,368	981	(112)	6,237	—	7	—	7	5,368	988	(112)	6,244
(4)	Fuel	273	—	—	273	—	—	—	—				
(5)	Purchased power	2,009	—	9	2,018	—	—	—	—				
(6)	Other operating expenses	1,609	211	(89)	1,731	(34) (b)(d)(g)	(2) (g)	(65) (c-e)	(101)				
(7)	Provision for depreciation	506	179	37	722	(3) (d)	—	—	(3)				
(8)	Deferral of regulatory assets, net	(113)	—	—	(113)	—	—	—	—				
(9)	General taxes	420	132	22	574	—	—	—	—				
(10)	Total Operating Expenses	4,704	522	(21)	5,205	(37)	(2)	(65)	(104)	4,667	520	(86)	5,101
(11)	Debt redemption costs	—	—	(36)	(36)	—	—	36 (a)	36				
(12)	Equity method investment earnings	—	—	91	91	—	—	—	—				
(13)	Miscellaneous income (expense), net	70	2	6	78	6 (b)	—	—	6				
(14)	Pension and OPEB mark-to-market adjustment	57	7	(5)	59	(57) (f)	—	5 (f)	(52)				
(15)	Interest expense	(297)	(120)	(122)	(539)	—	—	—	—				
(16)	Capitalized financing costs	19	23	1	43	—	—	—	—				
(17)	Total Other Expense	(151)	(88)	(65)	(304)	(51)	—	41	(10)	(202)	(88)	(24)	(314)
(18)	Income taxes (benefits)	100	86	(22)	164	(4) (b)(d)(f)(g)	2 (g)	21 (a)(b-f)(h)	19				
(19)	Income attributable to noncontrolling interest	—	37	—	37	—	—	—	—				
(20)	Earnings (Loss) Attributable to FirstEnergy Corp.	$ 413	$ 248	$ (134)	$ 527	$ (10)	$ 7	$ 85	$ 82	$ 403	$ 255	$ (49)	$ 609
(21)	Average Shares Outstanding	573				573				573			
(22)	Earnings (Loss) per Share	$ 0.72	$ 0.43	$ (0.23)	$ 0.92	$ (0.01)	$ 0.01	$ 0.14	$ 0.14	$ 0.71	$ 0.44	$ (0.09)	$ 1.06

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Debt-Related costs	$ —	$ —	$ 29	$ 29
(b) Enhanced employee retirement and other related costs	21	—	—	21
(c) Exit of generation	—	—	1	1
(d) FE Forward cost to achieve	10	—	24	34
(e) Investigation and other related costs	—	—	26	26
(f) Mark-to-market adjustments - Pension/OPEB actuarial assumptions	(42)	—	4	(38)
(g) Regulatory charges	1	7	—	8
(h) State tax legislative changes	—	—	1	1
Impact to Earnings	$ (10)	$ 7	$ 85	$ 82

20

Strategic & Financial Highlights - Published August 1, 2023

FirstEnergy

YTD June 2022

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 4,906	$ 891	$ (76)	$ 5,721	$ —	$ 3 [f]	$ —	$ 3				
(2)	Other	109	3	(26)	86	—	—	—	—				
(3)	Total Revenues	5,015	894	(102)	5,807	—	3	—	3	5,015	897	(102)	5,810
(4)	Fuel	330	—	—	330	—	—	—	—				
(5)	Purchased power	1,667	—	10	1,677	—	—	—	—				
(6)	Other operating expenses	1,648	181	(113)	1,716	(6) [d][f]	—	(26) [c-e]	(32)				
(7)	Provision for depreciation	477	173	38	688	—	—	—	—				
(8)	Amortization (deferral) of regulatory assets, net	(165)	(1)	—	(166)	(8) [f]	—	—	(8)				
(9)	General taxes	407	127	22	556	—	—	—	—				
(10)	Total Operating Expenses	4,364	480	(43)	4,801	(14)	—	(26)	(40)	4,350	480	(69)	4,761
(11)	Debt redemption costs	—	—	(156)	(156)	—	—	156 [a]	156				
(12)	Equity method investment earnings	—	—	77	77	—	—	—	—				
(13)	Miscellaneous income, net	179	13	(3)	189	—	—	—	—				
(14)	Interest expense	(257)	(114)	(169)	(540)	—	(3) [b]	10 [a][b]	7				
(15)	Capitalized financing costs	15	20	1	36	—	—	—	—				
(16)	Total Other Expense	(63)	(81)	(250)	(394)	—	(3)	166	163	(63)	(84)	(84)	(231)
(17)	Income taxes (benefits)	121	80	(69)	132	4 [d][f]	— [b][f]	35 [a-e][g]	39				
(18)	Income attributable to noncontrolling interest	—	5	—	5	—	—	—	—				
(19)	Earnings (Loss) Attributable to FirstEnergy Corp.	$ 467	$ 248	$ (240)	$ 475	$ 10	$ —	$ 157	$ 167	$ 477	$ 248	$ (83)	$ 642
(20)	Average Shares Outstanding			571				571				571	
(21)	Earnings (Loss) per Share	$ 0.82	$ 0.44	$ (0.43)	$ 0.83	$ 0.02	$ (0.01)	$ 0.28	$ 0.29	$ 0.84	$ 0.43	$ (0.15)	$ 1.12

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Debt-Related costs	$ —	$ —	$ 129	$ 129
(b) Elimination of intersegment interest on FET proceeds	—	(2)	2	—
(c) Exit of generation	—	—	3	3
(d) FE Forward cost to achieve	4	—	1	5
(e) Investigation and other related costs	—	—	16	16
(f) Regulatory charges	6	2	—	8
(g) Strategic transaction charges	—	—	6	6
Impact to Earnings	$ 10	$ —	$ 157	$ 167

21 Strategic & Financial Highlights - Published August 1, 2023

FirstEnergy

YTD June 2023 vs YTD June 2022

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 348	$ 87	$ (10)	$ 425	$ —	$ 4	$ —	$ 4				
(2)	Other	5	—	—	5	—	—	—	—				
(3)	Total Revenues	353	87	(10)	430	—	4	—	4	353	91	(10)	434
(4)	Fuel	(57)	—	—	(57)	—	—	—	—				
(5)	Purchased power	342	—	(1)	341	—	—	—	—				
(6)	Other operating expenses	(39)	30	24	15	(28)	(2)	(39)	(69)				
(7)	Provision for depreciation	29	6	(1)	34	(3)	—	—	(3)				
(8)	Amortization (deferral) of regulatory assets, net	52	1	—	53	8	—	—	8				
(9)	General taxes	13	5	—	18	—	—	—	—				
(10)	Total Operating Expenses	340	42	22	404	(23)	(2)	(39)	(64)	317	40	(17)	340
(11)	Debt redemption costs	—	—	120	120	—	—	(120)	(120)				
(12)	Equity method investment earnings	—	—	14	14	—	—	—	—				
(13)	Miscellaneous income, net	(109)	(11)	9	(111)	6	—	—	6				
(13)	Pension and OPEB mark-to-market adjustment	57	7	(5)	59	(57)	—	5	(52)				
(14)	Interest expense	(40)	(6)	47	1	—	3	(10)	(7)				
(15)	Capitalized financing costs	4	3	—	7	—	—	—	—				
(16)	Total Other Expense	(88)	(7)	185	90	(51)	3	(125)	(173)	(139)	(4)	60	(83)
(17)	Income taxes (benefits)	(21)	6	47	32	(8)	2	(14)	(20)				
(18)	Income attributable to noncontrolling interest	—	32	—	32	—	—	—	—				
(19)	Earnings (Loss) Attributable to FirstEnergy Corp.	$ (54)	$ —	$ 106	$ 52	$ (20)	$ 7	$ (72)	$ (85)	$ (74)	$ 7	$ 34	$ (33)
(20)	Average Shares Outstanding			2				2				2	
(21)	Earnings (Loss) per Share	$ (0.10)	$ (0.01)	$ 0.20	$ 0.09	$ (0.03)	$ 0.02	$ (0.14)	$ (0.15)	$ (0.13)	$ 0.01	$ 0.06	$ (0.06)

22

Strategic & Financial Highlights - Published August 1, 2023

FirstEnergy

Quarterly Support

TABLE OF CONTENTS

(Slide)

Financial

24. FE Corp. Convertible Debt Issuance
25. Pension/OPEB Update

Strategic & Regulatory

26. 2023 Regulatory Calendar
27. RD Segment- State ROEs
28. JCP&L Base Rate Case
29. Maryland Base Rate Case
30. Ohio ESP V Filing
31. WV Base Rate Case

Quarterly Support

32. TTM Actual Sales by Class
33. TTM Weather-Adjusted Sales
34. TTM Weather Impacts
35. Credit Ratings Summary
36. Credit Profile

See **YE22 Investor FactBook** for details on the 2021-2025 Financial Plan

Financial Guidance section includes information on earnings guidance, investment plans, rate base growth, load forecast, and credit profile

Other sections include:

- FirstEnergy Overview
- Corporate Responsibility/EESG
- Regulated Transmission
- Regulated Distribution

23 Strategic & Financial Highlights - Published August 1, 2023

FirstEnergy

FE Corp. Convertible Debt Issuance

Strategic Rationale

- Transaction serves as a cost-effective bridge loan until receiving full $3.5B[1] of proceeds from FET 30% interest sale and further solidifies credit profile improvement
- Deployment of proceeds is both credit and EPS accretive and supports current year and long-term financial plan

Use of Proceeds		Considerations
Pension funding	$750M	Satisfies expected minimum required contributions through 2027
Revolver borrowings	$500M	Avoids high-cost short-term borrowings (current rates ~7%)
FE Corp. long-term debt	$230M	Repurchased $200M in principal of high-coupon debt (2031s, 7.375%)
Total net proceeds	$1,480M	

Overview

- Issued as an unsecured bond with a fixed coupon and includes an option for conversion to common equity at a ~20% premium to closing stock price of $39.01 on 5/1/2023
- At maturity, the principal is paid back in cash; FE has the option to pay the conversion premium in cash or newly issued common shares

Illustrative Example			
Share Price at Maturity	FE 3-year Stock Performance	Principal Paid (Cash)	+ Settlement Option Cash (or new shares)
$46.81 (or lower)	Up to +20%	$1,500M	n/a
$48.76	+25%	$1,500M	$62M (or 1.3M new shares)
$54.61	+40%	$1,500M	$250M (or 4.6M new shares)

Key Terms	
Issuer	FE Corp.
Pricing Date	5/1/2023
Principal	$1,500M
Coupon	4.00%
Tenor (Maturity Date)	3 year (5/1/2026)
Initial Conversion Price	$46.81
Conversion Premium (vs. 5/1 closing price of $39.01)	20%

Accounting Treatment
Balance Sheet: Reported as long-term debt
Income Statement: Coupon reported as interest expense
Impact on Basic Shares: No impact, unless new shares are issued in settlement
Impact on Diluted Shares: If conversion in-the-money, increase to diluted share count based on cost of premium (assumed to be funded with new shares)

[1] Expect to receive proceeds in 2 tranches with $1.75B+ upon transaction close in 1H 2024 and the remaining proceeds upon repayment of vendor takeback note.

24 Strategic & Financial Highlights - Published August 1, 2023

FirstEnergy

Pension/OPEB Update

As of 4/30/23 Remeasurement

- **Remeasurement of pension plan as of 4/30/23 trigged by pension contribution**
  - Recognized a non-cash, pre-tax pension mark-to-market adjustment gain of ~$59M in 2Q23
- **Qualified pension funded status increased by ~$800M, or 89% at 4/30/23**
  - $750M contribution satisfies expected minimum required contributions through 2027 *(based on various assumptions, including an annual expected rate of return on assets of 8.0% in 2023)*

Qualified Pension Funded Status ($M): 12/31/22 to 4/30/23 Walk



($1,734)
79% Funded @ 12/31/22
($184)
Interest, Service Costs & Other
($265)
Discount Rate
$496
ROA 7.7%
$750
Voluntary Contribution
($937)
89% Funded @ 4/30/23

Qualified Pension Funded Status of 91% @ 6/30/23

- **2023R reflects April 2023 remeasurement which results in higher net credit vs. prior forecast on Income Statement**

Pre-Tax $M, except EPS	2022A	2023F	2023R
Service Cost (post-capitalization)	$92	$65	$67
Interest Cost	284	460	449
EROA	(696)	(545)	(601)
Amort. of Prior Cost (Credit)	(9)	(5)	(6)
Net Periodic Benefit Costs (Credits) - Non-GAAP	($329)	($25)	($91)
Illustrative EPS Impact (Credit) - Non-GAAP	~($0.41)	($0.03)	($0.11)
Mark-to-Market (Gain) / Loss	(72)		(59)
Special Termination Benefits	-		29
Net Periodic Benefit Costs (Credits) - GAAP	($401)		($121)

Notes:
- Service cost capitalization rate of 51% in 2022 and 53% in 2023 periods
- 2023R discount rate of 4.80% (weighted-avg discount rate used to calculate interest cost); 2023F 5.10%
- 2023R reflects April 2023 MTM Adjustment and Special Termination Benefits. We cannot reasonably estimate the YE 2023 MTM adjustment at this time.

25 Strategic & Financial Highlights - Published August 1, 2023

FirstEnergy

2023 Regulatory Calendar

Select Proceedings

Jurisdiction	Regulatory Matter	Key Dates
Ohio	• OH Grid Mod II	• Application filed 7/15/22; Testimony due Sept. and Oct. 2023; Hearing to begin 10/24/23
	• Electric Security Plan (ESP V)	• Filed on 4/5/23; Intervenor testimony due 10/13/23; PUCO Staff testimony due 10/27/23; Hearing to begin 11/7/23
	• HB6 Related Investigations	• On 3/8/23, PUCO granted another 6-month stay in HB6 related proceedings
Pennsylvania	• Legal Entity Consolidation	• Filed on 3/6/23; Received direct testimony on 6/15/23; Served rebuttal on 7/14/23
	• Approval of FET 30% Interest Sale	• Filed on 5/5/23; Pre-hearing conference schedule for 8/7/23
New Jersey	• Management Audit	• Final report released on 4/12/23; Comments filed on 7/31/23
	• Distribution Base Rate Case Filing	• Filed on 3/16/23; Hearings scheduled for week of 1/8/24
	• Medium/Heavy Duty EV Filing	• Program Straw Proposal issued; Anticipate filing requirement 2H23
	• Infrastructure Investment Program	• Plan to file in summer 2023
	• Energy Efficiency Triennial Plan Filing	• Plan to file in 2H23
West Virginia	• Annual ENEC Filing (2023)	• Settlement approved 12/30/22; Received order on 4/24/23 to continue Pleasants evaluation; Ownership transfer to 3rd party approved by FERC on 7/24/23; MP & PE no longer reviewing possible purchase
	• Solar Generation Projects Proceeding	• Order issued 4/21/22; Filed on 4/24/23 proposal for surcharge for first 30MWs
	• Depreciation Rate Filing	• Filed on 1/13/23; Hearings scheduled to begin 8/23/23; Depreciation rates effective upon conclusion of base rate case
	• Base Rate Case (Dx+Tx+Gx) Filing	• Filed on 5/31/23; 10-month procedural schedule; Hearings scheduled to begin 1/24/24
Maryland	• Commission Investigation into Ohio-Related Activities	• Commission issued order on 5/5/23 indicating no basis exists for continued investigation; Rehearing request denied 6/23/23; OPC appealed to Circuit Court on 7/13/23
	• Distribution Base Rate Case Filing	• Filed on 3/22/23; 7-month procedural schedule; Filed rebuttal testimony on 6/30/23; Hearings were completed 07/28/23
	• Buy out contract with AES's Warrior Run	• Received approval from the Commission on 6/21/23
Virginia	• Approval of FET 30% Interest Sale	• Filed on 5/12/23; Received approval on 6/20/23
FERC	• WPP, MP, and PE Tx Formula Rate Settlement Discussions	• Received FERC approval of uncontested settlement on 5/4/23
	• PA Legal Entity Consolidation	• Filed on 3/6/23
	• Approval of FET 30% Interest Sale	• Filed on 5/5/23

26 Strategic & Financial Highlights - Published August 1, 2023

FirstEnergy

RD Segment – State ROEs

TTM 6/30/23



10%
5%
0%
7.3%
8.9%
As updated in pending rate case
4.5%
As filed in pending rate case
7.7%
As updated in pending rate case
4.0%
OH
PA
NJ (2)
WV (2)
MD(2)

	OH	PA	NJ[2]	WV[2]	MD[2]
Rate base at 6/30/23	$4.2B	$6.4B	$3.1B	$3.2B	$0.7B
Equity/Total Capitalization[1]	49%	49%	52%	49%	54%
ROE EPS Sensitivity +/- 1%	~$0.04	~$0.05	~$0.03	~$0.03	~$0.01
Approved/Filed Test Year	Feb. 2008 (TTM)	Dec. 2017 (Projected)	June 2023 (TTM)	Dec. 2022 (TTM)	Dec. 2022 (TTM)

Key Regulatory Adjustments

All States	OH	PA	NJ	WV	MD
• Actual revenue, not weather normalized • Income taxes calculated using statutory rates or consistent with practice used in base rate case filings	• Excludes subsidiary company earnings (PP) • Rider DCR revenue equal to the allowed revenue cap • Includes pension/OPEB service costs only; excludes amortization of actuarial losses and other non-service credits	• Pension based on 10-year historical cash contributions (consistent with certain other utilities in PA) • OPEB based on current year service costs	• Includes total pension expense (credit) including use of delayed recognition method[3] for pension/OPEB actuarial losses (i.e., MTM adjustments) • Consolidated Tax Adjustment to rate base, based on Commission's practice	• Separation study uses various allocation methods to separate PE into WV, MD, and VA • Includes total pension expense (credit) including use of delayed recognition method[3] for pension/OPEB actuarial losses (i.e., MTM adjustments) • Excludes impact of AGC (Bath) and the securitized Ft. Martin scrubbers	• Separation study uses various allocation methods to separate PE into WV, MD, and VA • Includes total pension expense (credit) including use of delayed recognition method[3] for pension/OPEB actuarial losses (i.e., MTM adjustments)

[1] Calculated using allowed capital structure for OH, actual for PA, WV & MD, and actual for NJ (adjusted for Goodwill) – consistent methodology as the last base rate case and/or quarterly earnings reports, as applicable
[2] ROE and rate base represent the filed position by the Company in its pending rate case. It does not include known and measurable adjustments as proposed in the rate case. WV includes generation and transmission
[3] Consistent with amortization of actuarial gains and losses

27 Strategic & Financial Highlights - Published August 1, 2023

FirstEnergy

JCP&L Base Rate Case Filing Filed 3/16/23; Updated 6/2/23 (Docket Number: ER23030144) Key Statistics Proposed Current Distribution Rate Base $3.0B $2.6B Return on Equity 10.4% 9.6% Cap Structure (Debt / Equity) 48% / 52% 49% / 51% Test Year (12 months ended) June 2023 June 2020 Net Revenue Increase: $185M $144 $155 $206 $186 $187 JCP&L Current JCP&L Proposed ACE PSEG RECO Commitment to Affordability 25% < peer avg Key Components ■ Recovery of storm costs balance of $310M over ~5 years ($59M per year), representing an incremental $30M request ■ Expand vegetation management programs recovered in base rates from $31M to $43M ■ Recovery of AMI (through December 2023) and EV (through June 2023) programs costs ■ Proposal to implement a Pension/OPEB Normalization Mechanism (PON) to establish a regulatory asset/liability for differences between actual and test year pension/OPEB expenses (using the delayed recognition method) ■ Two new customer assistance initiatives (senior citizens discount program, energy assistance outreach team) ■ Confirm company’s plan to file for an Infrastructure Investment Program (IIP) in summer 2023 Filing Summary Proposed rate adjustment supports investments that strengthen the energy grid, enhance the customer experience and fund new low-income and senior citizen customer assistance programs, while keeping rates affordable for customers Avg. residential monthly usage (1,000 kwh) Rates Effective March 1, 2023 state avg $181 peer avg $193 Represents an 8% avg residential increase and a 7% overall average increase in JCP&L’s rates As published on the Regulatory Corner section of our IR website i i i t i ti t .1 . t it . . t t ( t / it ) / / t ( t ) t I : 93 Strategic & Financial Highlights - Published August 1, 202328

MD Base Rate Case Filing

Filed 3/22/23; Updated 5/16/23 (Case No. 9695)



Key Statistics	*Proposed*	Current
Distribution Rate Base	$719M	$462M
Return on Equity	10.6%	9.65%
Cap Structure (Debt / Equity)	46.5% / 53.5%	47% / 53%
Test Year (12 months ended)	Dec. 2022	June 2018

Net Revenue Increase: $46M[1]

Commitment to Affordability



PE Current
PE Proposed
BGE
Delmarva
PEPCO
$98
$108
$157
$178
$156
peer avg $164
state avg $150
40% < peer avg
Avg. residential monthly usage (1,000 kwh)
Rates Effective March 1, 2023

Represents a 10% residential increase and a 7% overall increase in PE's rates

[1] Includes a $5M reduction in EDIS as Phase I is included in base rates

Filing Summary

Proposed rate adjustment supports investments to build on recent reliability investment through additional energy grid upgrades, ongoing tree trimming, inspections of lines, poles and substations and fund new low-income assistance programs, while keeping rates affordable for customers

Key Components

- Proposal for second phase of Electric Distribution Investment Surcharge (EDIS) program for 2024-2027 and $98M in capital investment in three different programs: underground cable replacement, substation recloser replacements and resiliency program (distribution automation, circuit ties/ splits, line relocation, and upgraded circuit protection)
- Storm deferral mechanism to establish a regulatory asset/liability for differences between actual and test year storm expense
- Implement a Pension/OPEB Normalization Mechanism (PON) to establish a regulatory asset/liability for differences between actual and test year pension/OPEB expenses (using the delayed recognition method)
- Cost recovery proposal related to COVID and EV balances
- Two new customer assistance initiatives (low-income customer discount program, energy assistance outreach team) deferred to a Phase II to begin October 2023
- Rates effective October 2023 (7-month statutory timeline)

As published on the Regulatory Corner section of our IR website

29

Strategic & Financial Highlights - Published August 1, 2023

FirstEnergy

Ohio Electric Security Plan (ESP) V Regulatory Filing Filed 4/5/23 (Case Record: 23-0301-EL-SSO) Strategic & Financial Highlights - Published August 1, 202330 As published on the Regulatory Corner section of our IR website Background • Utilities are required to file applications to establish either an ESP or a Market Rate Offer to provide customers default generation service, also known as a Standard Service Offer • ESPs may include provisions regarding distribution infrastructure, grid modernization, economic development and job retention initiatives, and energy efficiency programs • FE’s Ohio utilities currently operate under ESP IV, which includes riders that provide the opportunity to recover the costs of capital investments through Rider DCR and Rider AMI (grid modernization investments) Filing Summary • Focus on reliability, affordability, and stewardship • Propose to maintain an 8-year term; request approval to be effective June 1, 2024 • Propose to maintain existing auction process with a few changes designed to enhance customer affordability and mitigate risk for SSO suppliers • Initial estimated bill impacts of 2.1% and average annual bill impact of 0.5% (for a residential customer using 1,000 kWh) Key Proposals Investments Operational Customer • Continue Rider DCR and propose an increase to aggregate annual revenues caps of $15M to $21M (from $15M currently) to align with historical levels and expected investment plans − Increase in caps tied to reliability performance • Continue Rider AMI for recovery of approved grid modernization programs (Grid Mod I) − Grid Mod II proposal, filed July 2022, will be reviewed separately from ESP V • Any investments rolled into base rates at the next Base Rate Case will be removed from the riders • Continue existing riders including those related to purchased power, transmission, and uncollectibles • New storm rider to recover balance over 5 years (current balance at filing ~$126M) and defer and recover/return storm O&M below/above current baseline going forward • New vegetation management rider to recover incremental O&M costs above baseline (currently $30M) and include an enhanced program to accelerate removal of off-Right Of Way trees and brush • New 4-year utility-offered energy efficiency programs (~$72M per year) with amortized cost recovery • Stewardship commitments not to be recovered from customers (~$52M over 8 years): − Low-income bill payment assistance and a low-income senior citizen discount − Cost sharing of DOE grants awarded to FirstEnergy Ohio companies − Support for EV customer experience (residential, commercial, and fleets)

WV Regulatory Filing

Filed 5/31/23 (Case No: 23-0460-E-42T)



Key Statistics		
	Proposed	**Current**
Rate Base	$3.2B(1)	$2.5B(1)
Return on Equity	10.85%	Settled
Cap Structure (Debt / Equity)	51% / 49%	54% / 46%
Test Year	2022	2013

Revenue Increase: $207M

Commitment to Affordability



MP & PE Current
MP & PE Proposed
AEP (AP)
AEP (WP)
$162
$162
$138
$120
peer avg $162
state avg $141
26% < peer avg
Avg. residential monthly usage (1,000 kwh)
Rates Effective June 1, 2023

Represents a 15% residential rate increase and a 13% overall increase in MP and PE's rates

(1) Includes Distribution, Generation, and Transmission

Filing Summary

Proposed rate adjustment supports distribution and generation investments, addresses depreciation rates for generation assets and provides for additional funding for a new low-income assistance program, while keeping rates affordable for customers

Key Components

- Support investments to improve reliability in rural areas with an Infrastructure Investment Program surcharge ($90M over 3 years)
- Pursue a $76M increase in depreciation expense to match recently filed depreciation case that reflects retirement dates of 2035 and 2040 for Ft. Martin and Harrison, respectively
- Implement a Pension/OPEB Normalization Mechanism (PON) to establish a regulatory asset/liability for differences between actual 2018-2022 average expense and test year pension/OPEB expenses (using the delayed recognition method)
- Seek cost recovery of regulatory assets for retired generation assets, storms, and COVID-19
- Support a new low-income initiative - an energy assistance outreach team that helps connect low-income customers with sources of support
- Filed for rates to be effective March 2024 (10-month statutory timeline)

As published on the Regulatory Corner section of our IR website

31

Strategic & Financial Highlights - Published August 1, 2023

FirstEnergy

(MWh in thousands) 3Q21 3Q22 4Q21 4Q22 1Q22 1Q23 2Q22 2Q23 TTM 2Q22 TTM 2Q23 Residential 15,652 15,500 12,735 13,135 15,213 13,941 12,146 10,836 55,746 53,412 Commercial 9,784 9,662 8,594 8,649 9,291 8,632 8,716 8,160 36,385 35,104 Industrial 14,018 14,274 13,368 13,601 13,583 13,511 13,711 13,885 54,680 55,271 Total 39,455 39,436 34,697 35,385 38,087 36,084 34,573 32,881 146,811 143,787 Actual Sales by Class Percent change vs. prior year -1.0% 3.1% -8.4% -10.8% -4.2% -1.3% 0.6% -7.1% -6.4% -3.5% 1.8% 1.7% -0.5% 1.3% 1.1% 0.0% 2.0% -5.3% -4.9% -2.1% 3Q22 4Q22 1Q23 2Q23 TTM Residential Commercial Industrial Total Commercial includes street lighting Numbers may not add due to rounding Strategic & Financial Highlights - Published August 1, 202332

-1.7% -0.4% 5.4% -2.4% 0.4% -1.6% -1.6% 1.5% -3.1% -1.2% 1.8% 1.7% -0.5% 1.3% 1.1% -0.4% 0.1% 2.3% -1.1% 0.3% Residential Commercial Industrial Total (MWh in thousands) 3Q21 3Q22 4Q21 4Q22 1Q22 1Q23 2Q22 2Q23 TTM 2Q22 TTM 2Q23 Residential 15,200 14,945 13,220 13,170 15,170 15,982 11,796 11,511 55,386 55,608 Commercial 9,672 9,514 8,753 8,617 9,265 9,403 8,627 8,362 36,318 35,896 Industrial 14,018 14,274 13,368 13,601 13,583 13,511 13,711 13,885 54,680 55,271 Total 38,890 38,733 35,341 35,388 38,018 38,896 34,134 33,758 146,384 146,775 3Q22 4Q22 1Q23 2Q23 TTM Actual Weather-Adjusted Sales by Class Percent change vs. prior year Strategic & Financial Highlights - Published August 1, 2023 Commercial includes street lighting Numbers may not add due to rounding 33

Weather Impacts Strategic & Financial Highlights - Published August 1, 2023 0 100 200 300 400 500 1,400 1,150 900 650 400 150 Apr-22 May-22 Jun-22 Jul-22 Aug-22 Sep-22 Oct-22 Nov-22 Dec-22 Jan-23 Feb-23 Mar-23 Apr-23 May-23 Jun-23 HDD CDD HDD Norm CDD Norm 34 OH PA NJ WV MD Total Days % Days % Days % Days % Days % Days % 2Q23 vs Normal HDD -15 -2% -30 -5% -136 -28% 9 2% -89 -19% -44 -8% CDD -103 -41% -115 -46% -82 -24% -168 -62% -125 -35% -111 -40% 2Q23 vs 2Q22 HDD 21 3% -37 -6% -96 -21% -2 0% -100 -21% -29 -5% CDD -190 -56% -115 -46% -121 -32% -199 -66% -106 -31% -149 -48% Total EPS Impact(1) 2Q YTD Weather vs. Normal: -$0.05 Weather vs. Normal: -$0.16 Weather vs. 2Q22: -$0.06 Weather vs. YTD22: -$0.18 (1) Includes -$0.01 of weather-related impact from Regulated Generation

Credit Ratings

As of 7/31/23

	Issuer/Corporate Family			Senior Secured			Senior Unsecured			Outlook/Watch		
	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch
FirstEnergy Corp.(*)	BBB-	Ba1	BBB-				BB+	Ba1	BBB-	P	P	S
Allegheny Generating Co.	BB+	Baa2	BBB							P	S	S
American Transmission Systems Inc.	BBB	A3	BBB				BBB	A3	BBB+	P	S	S
Cleveland Electric Illuminating	BBB	Baa3	BBB	A-	Baa1	A-	BBB	Baa3	BBB+	P	S	S
FirstEnergy Transmission(*)	BBB-	Baa2	BBB-				BB+	Baa2	BBB-	P	S	S
Jersey Central Power & Light	BBB	A3	BBB				BBB	A3	BBB+	P	S	S
Metropolitan Edison	BBB	A3	BBB				BBB	A3	BBB+	P	S	S
Mid-Atlantic Interstate Transmission	BBB	A3	BBB				BBB	A3	BBB+	P	S	S
Monongahela Power	BBB	Baa2	BBB	A-	A3	A-	BBB	Baa2		S	S	S
Ohio Edison	BBB	A3	BBB	A-	A1	A-	BBB	A3	BBB+	P	S	S
Pennsylvania Electric	BBB	Baa1	BBB				BBB	Baa1	BBB+	P	S	S
Pennsylvania Power	BBB	A3	BBB	A-	A1					P	S	S
Potomac Edison	BBB	Baa2	BBB	A-	A3	A-				S	S	S
Toledo Edison	BBB	Baa2	BBB	A-	A3	A-				P	S	S
Trans-Allegheny Interstate Line Co.	BBB	A3	BBB				BBB	A3	BBB+	P	S	S
West Penn Power	BBB	A3	BBB	A-	A1	A-				P	S	S

(*) = holding company
Shaded cells reflect non-investment grade ratings

S = Stable
P = Positive
N = Negative

Ratings are not recommendations to buy, sell, or hold securities. Ratings are subject to change or withdrawal at any time by the credit rating agencies.

Most Recent Ratings Actions

- **On February 10, 2023, S&P changed the outlook of FE and most subsidiaries to Positive**
- **On September 13, 2022, Moody's issued one-notch downgrades for CEI and TE and changed their outlook to Stable**
- **On July 22, 2022, Fitch issued one-notch upgrades on FE, FET, and all subsidiaries.**
  - All companies are now investment grade with a Stable outlook

35 Strategic & Financial Highlights - Published August 1, 2023

FirstEnergy

Credit Profile

As of 7/31/23

Focused on Investment-Grade ratings

- FFO/Debt target of ~14%-15%
- Remain focused on lowering FE Corp. Holdco debt as a percentage of total Balance Sheet debt
- Long-term aspiration to be a BBB company

S&P Global Ratings	BB+, Positive Outlook 12% FFO/Debt upgrade threshold[1]
Moody's	Ba1, Positive Outlook 11% CFO pre-WC/Debt upgrade threshold[2]
Fitch	BBB-, Stable Outlook 5.5x FFO Leverage upgrade threshold

(Senior Unsecured)

Strong Liquidity

- Available Liquidity: $4.0B, includes ~$105M of cash and cash equivalents
- $4.5B Revolving credit facilities; committed through October 18, 2026
  - On 4/27/23, executed amendments regarding the FET 30% interest sale, PA legal entity consolidation, and transition from LIBOR to SOFR

TOTAL: $4.5B



Tx Op Co's $850M
WV & MD $400M
NJ $500M
PA $950M
OH $800M
FE Corp & FET, LLC $1,000M

Utilities & Transmission Companies: 65% debt-to-capitalization ratio

FE Corp: 2.5x interest coverage ratio

FET, LLC: 75% debt-to-capitalization ratio

All Utilities and Transmission Companies are Investment-Grade at all 3 Rating Agencies

[1] S&P could raise the ratings on FE over the next 12-24 months if: Upon close of the FET minority stake sale the company uses proceeds in a credit supportive manner, such that FFO to debt is consistently above 12% or FE meets its obligations under its DPA. (2/10/23 Credit Opinion)

[2] Moody's rating upgrade could be considered if FirstEnergy's financial profile strengthens, including cash flow from operations before changes in working capital (CFO pre-WC) to debt above 11%, on a sustained basis and its improved business risk profile is maintained. In addition, the regulatory environments in all of its jurisdictions remain stable and the company demonstrates more of a track record of sound corporate governance and internal controls, a rating upgrade could be possible. (11/20/22 Credit Opinion)

36 Strategic & Financial Highlights - Published August 1, 2023 FirstEnergy